Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-124843 of BlackRock, Inc. on Form S-3 of our report dated February 25, 2005, relating to the financial statements of SSRM Holdings, Inc. as of and for the years ended December 31, 2004 and 2003, appearing in the Current Report on Form 8-K/A of BlackRock, Inc. dated April 8, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 21, 2005